UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
September 1, 2026
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Zscaler, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38413 (Commission File Number)	26-1173892 (I.R.S. Employer Identification Number)
120 Holger Way San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 533-0288
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ZS	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On September 3, 2026, Zscaler, Inc. issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended July 31, 2026. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Item 2.02 and Item 9.01 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On September 1, 2026, the Company committed to a plan to restructure and reduce the Company’s workforce, strategically reallocating resources to provide additional capacity to support our AI and growth initiatives. In connection with these actions, we expect to reduce our worldwide headcount by approximately 3% and incur aggregate non-recurring charges of approximately $30.0 million to $33.0 million, consisting primarily of employee severance and benefit costs. We expect to recognize the majority of these charges in the first half of fiscal 2027.

The estimated charges that the Company expects to incur are subject to a number of assumptions, and actual expenses may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to unanticipated events that may occur as a result of, or that are associated with, its plan.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding the Company’s expectations regarding the costs, timing and financial impacts of the restructuring and related matters. There are a significant number of factors that could cause actual results to differ materially from statements made in this Current Report on Form 8-K, including, but not limited to, risks related to the Company’s ability to successfully implement its cost-saving initiatives and to capture expected efficiencies; its expectations regarding the impact of such actions on its business, operations and financial condition; the Company’s ability to manage its growth, culture and talent; execution of its plans and strategies; and general economic conditions. Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026 filed on May 26, 2026, as well as future filings and reports by the Company, copies of which are available on the Company’s website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated September 3, 2026
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zscaler, Inc.

September 3, 2026	/s/	Kevin Rubin
Kevin Rubin
Chief Financial Officer